Filed Pursuant to Rule 424(b)(3)
File Number 333-140852

STEN CORPORATION

PROSPECTUS SUPPLEMENT NO. 7
to Prospectus dated January 10, 2008

This Prospectus Supplement No. 7 supplements our prospectus dated January 10, 2008, as previously supplemented (collectively, the “Prospectus”).

We are supplementing the Prospectus to provide the information contained in the attached Current Report on Form 8-K dated August 22, 2008 that was filed on August 27, 2008.

The information contained in this Prospectus Supplement No. 7, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus.  This Prospectus Supplement No. 7 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 7 supersedes the information contained in the Prospectus.  You should read carefully the entire Prospectus, as supplemented by this Prospectus Supplement No. 7, and the documents referred to in each of them, in order to fully understand our business, the offering and the notes we are offering.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement No. 7 and the Prospectus. No one has been authorized to provide you with different information.  You should not assume that the information in this Prospectus Supplement No. 7 or the Prospectus is accurate as of any date other than the date on the first page of each of the documents.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 7 is August 27, 2008.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

STEN CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer (ID Number)

10275 Wayzata Blvd.  Suite 310, Minnetonka, Minnesota 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 4 through 8 are not applicable and therefore omitted.

Item 1.01

Entry Into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an

Off-Balance Sheet Arrangement of a Registrant

On November 23, 2007, STEN Corporation (“STEN”) and certain of its wholly-owned subsidiaries, (collectively with STEN, the “Borrowers”), entered into a Security Agreement (the “Security Agreement”) with LV Administrative Services, Inc. (the “Agent”) as administrative and collateral agent for Valens U.S. SPV I, LLC (the “Lender”).

On August 22, 2008, STEN and its subsidiaries (collectively, the “Companies”) entered into an Omnibus Amendment with the Agent and the Lender (the “Amendment”) relating to the Security Agreement.  A copy of the Amendment is attached hereto as Exhibit 10.1.

Pursuant to the Amendment, the Lender increased the maximum principal amount of the revolving loans to the Companies from time to time to $8,850,000.  To memorialize this amendment, the parties entered into an Amended and Restated Secured Revolving Note dated August 22, 2008, which is attached hereto as Exhibit 10.2 (the “Amended Revolving Note”).  The Amended Revolving Note amends and restates in its entirety the secured revolving note issued on November 23, 2007.  The Amendment also extended the maturity date of the Amended Revolving Note and the termination date of the Lender’s obligations to make loans to the Companies to August 22, 2011, as well as changed calculation of the borrowing base relating to the Amended Revolving Note.  Further, under the Amendment, the Lender may suspend or limit, in its discretion, its obligation to fund additional amounts if the aggregate principal amount outstanding on the Company’s renewable unsecured promissory notes, as reported on a statement relating to these notes, is less than as set forth on the prior month’s statement.  The Companies have agreed to ensure that the proportion of renewable unsecured promissory notes with maturity dates prior to the end of the term of the Amended Revolving Note decreases each fiscal quarter.  The Companies also agreed to jointly and severally pay the Lender a monthly amount equal to 0.75% of their monthly combined gross revenues.  These amounts are due and payable by the Companies in arrears on the first day of each calendar month through and including October 1, 2015. The Companies will pay certain fees and expenses to the Lender in connection with the Amendment.

In addition, on August 22, 2008, the Lender made a loan of STEN and certain other Companies of $1,500,000, which loan is evidenced by a Secured Term Note attached hereto as Exhibit 10.3 (the “Term Note”).  By virtue of the Amendment, the Term Note is also governed by the terms of the Security Agreement, as amended by the Amendment.  Amounts under the Term Note mature August 22, 2013.  Two amortizing payments are required under the Term Note on August 22, 2012 in the amount of $600,000 and on August 22, 2013 in the amount of $900,000.  The Companies may prepay the Term Note at any time, in whole or in part, without penalty or premium.  If, within 36 months of the date of issuance, the Companies prepay the full principal amount of the Term Note, the holder will rebate to the Companies $500,000.  In an event of default, as defined under the Security Agreement, the Companies will be obligated to pay additional interest of 2% per month as a penalty until the event of default is cured or waived and the Agent may demand repayment of the obligations of the Term Note and the Security Agreement or may elect to demand a default payment equal to 130% of the outstanding principal amount of the Term Note, plus accrued but unpaid interest and all other fees and amounts then remaining unpaid.

In exchange for the Amendment, STEN issued the Lender a common stock purchase warrant (the “Warrant”) to purchase 45,000 shares of the Company’s common stock, attached hereto as Exhibit 10.4.  The exercise price of the Warrant is $0.01 per share and the Warrant expires on August 22, 2013.  By the terms of the Warrant, the holder may not sell any part of the shares underlying the warrant prior to September 1, 2009 or exercise any portion of the Warrant that would result in beneficial ownership by the holder and its affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the holder and its affiliates beneficially own more than 9.99% of the then outstanding shares of common stock).

The summaries of the Amendment, the Amended Revolving Note, the Term Note and the Warrant do not purport to be complete and are subject to and qualified in their entirety by reference to each such document, which are included as Exhibits 10.1 through 10.4 of Item 9.01 to this Form 8-K and are incorporated by reference into these Items 1.01 and 2.03.

Item 3.02

Unregistered Sales of Equity Securities

The information set forth in Items 1.01 and 2.03 herein are incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The issuance of the Warrant was a transaction not registered under the Securities Act of 1933, as amended.  Other than agreements with respect to the Security Agreement and the Amendment and related transactions described in the Security Agreement or above, there are no other agreements between the Company and the Lender.

Based on the manner of sale of the Warrant and representations of the Lender, who is accredited, the Company believes that pursuant to Regulation D, the issuances was part of a private placement not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, and was, therefore, exempt from the registration requirements thereof.

Item 9.01

Financial Statements and Exhibits

Exhibit	Description
10.1

Omnibus Amendment dated August 22, 2008 by and among STEN Corporation, STEN Credit Corporation, STENCOR, Inc., STEN Financial Corp., EasyDrive Cars and Credit Corp., BTAC Properties, Inc., Alliance Advance, Inc., STEN Acquisition Corporation and Burger Time Acquisition Corporation, and Valens U.S. SPV I, LLC, as lender, LV Administrative Services, Inc., as administrative and collateral agent.

10.2	Amended and Restated Secured Revolving Note dated August 22, 2008 issued by STEN Corporation and the other companies thereto to Valens U.S. SPV I, LLC in the maximum principal amount of $8,850,000.
10.3	Secured Term Note dated August 22, 2008 issued by STEN Corporation and the other companies thereto to Valens U.S. SPV I, LLC in the principal amount of $1,500,000
10.4	Common Stock Purchase Warrant dated August 22, 2008 issued by STEN Corporation to Valens U.S. SPV I, LLC for 45,000 shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  August 27, 2008

STEN CORPORATION

By: /s/ Kenneth W. Brimmer

Kenneth W. Brimmer

Chief Executive Officer

EXHIBIT 10.1

OMNIBUS AMENDMENT

This Omnibus Amendment dated August 22, 2008, by and between STEN Corporation, a Minnesota corporation (“STEN”), STEN Credit Corporation, a Utah corporation (“STEN Credit”), STENCOR, Inc., a Minnesota corporation (“STENCOR”), STEN Financial Corporation, a Utah corporation (“STEN Financial”), EasyDrive Cars and Credit Corp., an Arizona corporation (“Easy Drive”), BTAC Properties, Inc., a Minnesota corporation (“BTAC”), Alliance Advance, Inc., an Arizona corporation (“Alliance”), STEN Acquisition Corporation, a Minnesota corporation (“STEN Acquisition”), and Burger Time Acquisition Corporation, a Minnesota corporation (“BT Acquisition” and together with STEN, STEN Credit, STENCORP, EasyDrive, BTAC, Alliance, STEN Acquisition, each a “Company” and collectively, the “Companies”) and LV ADMINISTRATIVE SERVICES, INC., as administrative and collateral agent (the “Agent”) for VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens”) and the lenders from time to time party to the Security Agreement (as defined herein) (the “Lenders” together with the Valens and the Agent, collectively, the “Creditor Parties” and each, a “Creditor Party”), amends (i) that certain Secured Revolving Note, dated as of November 23, 2007, by the Company in favor of Valens (as amended, modified or supplemented from time to time, the “Note”) issued pursuant to the terms of the Security Agreement, dated as of November 23, 2007, between the Company and the Creditor Parties (as amended, modified or supplemented from time to time, the “Security Agreement” and, together with the Note and the other Ancillary Agreements referred to in the Security Agreement, the “Documents”) and (ii) the Security Agreement. Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.

PREAMBLE

WHEREAS, the Creditor Parties and the Companies desire to amend the transactions contemplated by the Security Agreement and the Note.

NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

 Creditor Parties and the Companies agree that the Companies shall issue to Valens an Amended and Restated Secured Revolving Note that is attached and incorporated herein as Exhibit A (the “Amended and Restated Secured Revolving Note”) in substitution and not in satisfaction of the Note.

2.

The Creditor Parties and the Companies agree that Annex A to the Security Agreement is hereby amended by deleting the definitions of “Accounts Availability”, “Capital Availability Amount”, “Eligible Accounts”, “Eligible Auto Loan Accounts”, “Inventory Availability”, “Note”, “Secured Revolving Note”, “Term” appearing therein and inserting the following new definitions in lieu thereof:

“Accounts Availability” means the sum of (a) sixty percent (60%) of the net face amount of Eligible Auto Loan Accounts owned by STEN Credit on or after August 22, 2008, plus (b) seventy-five percent (75%) of the net face amount of Eligible Auto Loan Accounts owned by STEN Credit prior to August 22, 2008, plus, (c) seventy-five percent (75%) of the net face amount of Eligible Manufacturing Accounts.

“Capital Availability Amount” means $8,850,000.

“Eligible Accounts” means, collectively, the Eligible Manufacturing Accounts and the Eligible Auto Loan Accounts, and “Eligible Account” means any of them, individually.

“Eligible Auto Loan Accounts” means each Account arising under the Easydrive Auto Financing Documents of STEN Credit which conforms to the following criteria: (a) STEN Credit is the sole owner of the Account, and has not sold, assigned, mortgaged or hypothecated, nor released from Agent’s security interest, all or any portion thereof, nor is such Account subject to any Lien of any Person; (b) such Account shall be valid and legally enforceable, owing to STEN Credit in respect of the sale of motor vehicles by Easydrive in the State of Arizona arising in the ordinary course of business, for which STEN Credit has delivered to Agent (or to such Person as Agent may designate) the Easydrive Auto Financing Documents and any other documents evidencing the obligation to pay such Account; (c) STEN Credit shall have a perfected, first priority security interest in the underlying motor vehicle sold by Easydrive to such Account Debtor, as determined by Agent; (d) the original Vehicle Certificate in respect of the motor vehicle, the sale of which created such Account is in Agent’s (or such Person as Agent may designate) possession; (e) an original Chattel Paper Assignment duly executed and delivered by STEN Credit in respect STEN Credit’s perfected, first priority security interest in the underlying motor vehicle sold by Easydrive, in form and substance satisfactory to Agent is in Agent’s (or such Person as Agent may designate) possession; (f) such Account shall not exceed one hundred twenty-five percent (125%) of the Kelley Blue Book retail value of the motor vehicle which secures the loan giving rise to such Account, provided, however, the amount of any Account for purposes determining Accounts Availability shall be limited to eighty percent (80%) of the Kelley Blue Book wholesale value of such motor vehicle; (g) such Account shall be net of any unearned finance charges and not subject to any offsets, credits, allowances, counterclaims or adjustments due the Account Debtor except usual and customary prompt payment discounts, nor has the Account Debtor returned the motor vehicle or indicated any dispute or complaint concerning the motor vehicle, nor has the motor vehicle been repossessed by Easydrive or STEN Credit; (h) STEN Credit has not received any notice, nor has it any knowledge of any facts, which adversely affect the credit of the Account Debtor; (i) an original power of attorney (Arizona Department of Transportation Motor Vehicle Division Power of Attorney (Form 48-1001)) and assignment (each in form and substance acceptable to Agent) duly executed by STEN Credit in favor of Agent, in each case relating to such Account, are in the possession of Agent (or such Person as Agent may designate); (j) the Account Debtors’ obligation to pay such Account is unconditional, without any right of set-off or counterclaim or any defense; (k) the Easydrive Auto Financing Documents relating to such Account, have not been amended, modified, terminated, altered or waived in any respect, unless Agent shall have agreed thereto in writing; (l) the Account Debtor has not been released by STEN Credit from the Account Debtor’s obligations in respect of such Account; (m) STEN Credit has duly performed all of its obligations required to be performed by them under and in connection with such Account; (n) Agent has not notified STEN Credit that either the Account or the Account Debtor is not an Eligible Account; (o) at the time of the creation of an Account or at any time following the creation of an Account, the Account Debtor obligated on such Account is not subject to a petition under the Bankruptcy Act or any similar federal or state statute or a petition for receivership or assignment for the benefit of creditors, unless if at any time following the creation of such Account, Agent shall have received evidence satisfactory to Agent that the Account Debtor’s obligations with respect to such Account have been reaffirmed pursuant to a valid and enforceable reaffirmation agreement, not subject to recission, approved by the applicable bankruptcy court; (p) such Account is not a Delinquent Account; (q) the motor vehicle which secures such Account has installed in it, in the case of an Account arising on or prior to the Closing Date, GPS or in the case of an Account arising after the Closing Date, Advanced GPS; and (r) such Account is otherwise satisfactory to the Agent as determined by the Agent in the exercise of its sole discretion, provided, however, that this clause (r) shall not apply in the case of any determination made as to any Account on or after the Specified Assignment Date.

“Inventory Availability” means the lesser of (a) the sum of (i) the lesser of (A) fifty percent of the Kelley Blue Book wholesale value of the Eligible Owned Inventory, or (B) cost, and (ii) fifty percent (50%) of the Kelley Blue Book wholesale value of the Eligible Repossession Inventory, and (b) One Million Dollars ($1,000,000).

“Loans” means collectively, the Revolving Loans and the Term Loan.

“Note” means collectively, the Secured Revolving Notes and the Secured Term Note.

“Secured Revolving Notes” means that certain Amended and Restated Secured Revolving Note dated as of August 22, 2008 made by the Companies in favor of each Lender in the aggregate original face amount of $8,850,000.00, and as the same may be further amended, supplemented, restated and/or otherwise modified from time to time.

“Term” means the Closing Date through August 22, 2011, subject to acceleration at the option of the Agent, upon the occurrence of an Event of Default hereunder or other termination hereunder.

3.

The Creditor Parties and the Company agree that Annex A to the Security Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Renewable Unsecured Notes Percentage” means the percentage obtained by dividing (i) aggregate amount outstanding of Renewable Unsecured Notes that have maturity dates or are due and payable prior to the end of the Term, by (ii) the aggregate amount outstanding of Renewable Unsecured Notes.

“Secured Term Note” means that certain Secured Term Note date as of August 22, 2008 made by the Company in favor of the Lenders in the aggregate original face amount of $1,500,000, as each may be amended, supplemented, restated and/or otherwise modified from time to time.

“Term Loan” means that certain term loan evidenced by the Secured Term Note.

4.

The Creditor Parties and the Companies agree that Section 2(a) of the Security Agreement is hereby amended by inserting the following new sub-section “(viii)” at the end thereof:

“(viii) In the event the aggregate principal amount outstanding of the Renewable Unsecured Notes (the “Renewable Unsecured Notes Outstanding Amount”) as set forth on each Reference Statement (as defined herein), commencing with the Reference Statement to be provided on October 1, 2008, is less than the Renewable Unsecured Notes Outstanding Amount, as set forth on the prior month’s Reference Statement (each a “Prior Month’s Reference Statement”), the Lenders’ obligation to fund additional Revolving Loans in an amount greater than the amount outstanding at the time of the reporting, may be suspended at the Lender’s discretion until such time that the Renewable Unsecured Notes Outstanding Amount, as set forth on the Reference Statement following the Prior Month’s Reference Statement (the last of such three statements, the “Next Statement”), is greater than or equal to the Renewable Unsecured Notes Amount set forth on the Prior Month’s Reference Statement (the “Condition”); provided, however, , at the Lenders discretion the Lenders’ obligation to fund additional Revolving Loans would each be limited to the lesser of (i) the amount of additional Revolving Loans which, when aggregated with Revolving Loans then outstanding, would not exceed the Formula Amount and (ii) the amount of additional Revolving Loans which, when aggregated with Revolving Loans then outstanding and the amount by which the Renewable Unsecured Outstanding Amount on the Next Statement exceeds the Renewable Unsecured Outstanding Amount set forth on the Prior Month’s Reference Statement. This Section 2(a)(viii) shall not apply during such thirty (30) day “shelf” re-registration period of the Renewable Unsecured Notes pursuant Rule 415 of the Securities Act.”

5.

The Creditor Parties and the Companies agree that Section 3 of the Security Agreement is hereby amended by deleting it in its entirety and inserting the following new section in lieu thereof:

“3.

Repayment of the Loans. The Companies (a) may prepay the Obligations from time to time in accordance with the terms and provisions of the Notes (and Section 18 hereof if such prepayment is due to a termination of this Agreement); (b) shall repay on the Maturity Date (as defined in the Secured Term Note) (i) the then aggregate outstanding principal balance of the Term Loan together with the accrued and unpaid interest, fees and charges; and (ii) all other amounts owed the Creditor Parties under the Secured Term Note; (c) shall repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Revolving Loans together with accrued and unpaid interest, fees and charges; and (ii) all other amounts owed the Creditor Parties under this Agreement and the Ancillary Agreements; and (c) subject to Section 2(a)(ii), shall repay on any day on which the then aggregate outstanding principal balance of the Revolving Loans are in excess of the Formula Amount at such time, the Revolving Loans in an amount equal to such excess. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 1:00 pm (New York time) on the due date thereof in immediately available funds.”

6.

The Creditor Parties and the Company agree that Section 5(b) of the Security Agreement is hereby amended by inserting the following new sub-section “(iv)” at the end thereof:

“(iv)

Revenue Payment. Commencing on October 1, 2009 through and until the end of the Term, the Companies shall jointly and severally pay each Lender its pro rata share of a payment equal to three-quarters percent (.75%) of the Companies’ monthly combined gross revenues. All amounts that are incurred pursuant to this Section 5(b)(iv) shall be due and payable by the Companies monthly, in arrears, on the first business day of each calendar month through and including October 1, 2015.”

7.

The Creditor Parties and the Companies agree that Section 11 of the Security Agreement is hereby amended by inserting the following new clause (i) at the end thereof:

“(i)

As soon as available and in any event within ten (10) days after the end of each calendar month, statements detailing (i) the cash collection data of the Companies as of the preceding month in a form acceptable to agent and detailed reporting of Renewable Unsecured Notes as of the end of the preceding month, including a list of Renewable Unsecured Notes that were paid, renewed or issued during such month (the “Reference Statement”), and (ii) detailed data on the motor vehicles which have been repossessed as of the preceding month in a form acceptable to agent.”

8.

The Creditor Parties and the Companies agree that Section 13 of the Security Agreement is hereby amended by inserting the following new clause “( cc)” at the end thereof:

“(cc)

The Companies shall at the end of each fiscal quarter ensure that the Renewable Unsecured Notes Percentage is lower than or equal to the Renewable Unsecured Notes Percentage from the prior fiscal quarter.”

9.

The Company agrees to, jointly and severally, pay to (A) to Valens Capital Management, LLC, the investment manager of the Lenders (“VCM”), a non-refundable payment in an amount equal to $132,750, plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Agreement and expenses incurred in connection with each of VCM and/or Lenders’ due diligence review of the Companies and all other related matters; (B) to the Lenders, a non-refundable payment in an amount equal to one and five one-hundredths percent (1.05%) of the aggregate principal amount of the Amended and Restated Secured Revolving Note; (C) to the Lenders, an advance prepayment discount deposit equal to one and five one hundredths percent (1.05%) of the aggregate principal amount of the Amended and Restated Secured Revolving Note; The payments set forth in clauses 3.(A), (B) and (D) above shall be deemed fully earned on the date hereof and shall not be subject to rebate or proration for any reason. The payments set forth in clauses 3.(A) (net of any deposits previously paid by the Companies), 3.(B), 3.(C), and 3.(D) above shall be paid on the date hereof out of funds held pursuant to a funds escrow agreement and a disbursement letter executed in connection herewith.

In further consideration of the foregoing, the receipt and sufficiency of which is hereby acknowledged, STEN shall issue a warrant in form and substance satisfactory to the Agent (the “New Warrants”) as attached as Exhibit A, to purchase up to 45,000 shares of Common Stock of STEN (the “New Warrant Shares”). The defined term “Warrants” in the Security Agreement shall be deemed to include the Common Stock Purchase Warrant issued on the Closing Date and the New Warrants and the defined term “Warrant Shares” in the Security Agreement shall be deemed to include the New Warrant Shares.

10.

The amendments set forth above shall be effective as of the date first  above written (the “Amendment Effective Date”) once (i) each Company, the Agent and Valens shall have duly executed and the Companies shall have delivered to Agent its respective counterpart to this Amendment; (ii) each party to the Reaffirmation and Ratification Agreement attached hereto as Exhibit B (the “Reaffirmation Agreement”) shall have duly executed and delivered the Reaffirmation Agreement to Agent and (iii) Valens shall have received the Valens Payment, which payment shall be deducted from the proceeds of the increase to the Capital Availability Amount as described herein, be fully earned as of the date hereof and shall not be subject to reduction, rebate or proration whatsoever.

11.

Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Documents, and all of the other forms, terms and provisions of the Documents remain in full force and effect.

12.

Each Company hereby represents and warrants to each Creditor Party that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s covenant requirements have been met.

13.

From and after the Amendment Effective Date, all references in the Documents shall be deemed to be references to the Documents, as the case may be, as modified hereby.

14.

This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

PURCHASER:		COMPANY

VALENS U.S. SPV I, LLC		STEN CORPORATION
By: Valens Capital Management, LLC its investment manager

By	/s/ Patrick Regan	By:	/s/ Kenneth W. Brimmer
Name:	Patrick Regan	Name	Kenneth W. Brimmer
Title:	Authorized Signatory	Title:	Chief Executive Officer

AGENT: LV ADMINISTRATIVE SERVICES, INC.		STEN CREDIT CORPORATION

By	/s/ Patrick Regan	By:	/s/ Kenneth W. Brimmer
Name:	Patrick Regan	Name	Kenneth W. Brimmer
Title:	Authorized Signatory	Title:	Chief Executive Officer

STENCOR INC.

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

EASY DRIVE CARS AND CREDIT CORPORATION

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

BTAC PROPERTIES, INC.

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

STEN FINANCIAL CORPORATION

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

ALLIANCE ADVANCE, INC.

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

REAFFIRMATION AND RATIFICATION AGREEMENT

August 22, 2008

LV Administrative Services, Inc.

335 Madison Avenue, 10th Floor

New York, New York 10017

Ladies and Gentlemen:

Reference is made to the (a) Security Agreement, dated as of November 23, 3007 by and among (“STEN”), STEN Credit Corporation, a Utah corporation (“STEN Credit”), STENCOR, Inc., a Minnesota corporation (“STENCOR”), STEN Financial Corporation, a Utah corporation (“STEN Financial”), EasyDrive Cars and Credit Corp., an Arizona corporation (“EasyDrive”), BTAC Properties, Inc., a Minnesota corporation (“BTAC”), Alliance Advance, Inc., an Arizona corporation (“Alliance”), STEN Acquisition Corporation, a Minnesota corporation (“STEN Acquisition”), and Burger Time Acquisition Corporation, a Minnesota corporation (“BT Acquisition” and together with STEN, STEN Credit, STENCORP, EasyDrive, BTAC, Alliance, STEN Acquisition, collectively, the “Company”), Valens U.S. SPY I, LLC, a Delaware limited liability company (“Valens”) and each of the lenders from time to time party thereto (together with Valens, collectively, the “Lenders”), LV Administrative Services, Inc., as administrative and collateral agent for the Lenders (the “Agent” and together with the Lenders, the “Creditor Parties”) (as amended, modified or supplemented from time to time, the “Security Agreement”), (b) Chattel Paper Assignment dated as of November 23, 2007 made by STEN Financial in favor of Agent (as amended, modified or supplemented from time to time, the “Chattel Paper Assignment”), and (c) Pledge Agreement dated as of November 23, 2007 made by STEN and STEN Financial in favor of the Agent (the “Pledge Agreement”) (the Security Agreement, the Chattel Paper Assignment and the Pledge Agreement, collectively, the “Existing Security Agreements”). Terms used herein and not otherwise defined herein shall have those definitions ascribed such terms in the Security Agreement.

To induce the Creditor Parties to provide additional financial accommodations to the Company as evidenced by (i) that certain Secured Term Note, dated the date hereof, made by the Company in favor of Valens (as amended, modified or supplemented from time to time, the “New Valens Note”), (ii) that certain Omnibus Amendment, dated as of the date hereof, by and among the Company, Agent and Valens (as amended, modified or supplemented from time to time, the “Amendment”), and (iii) that certain Amended and Restated Secured Revolving Note, dated the date hereof, made by the Company in favor of Valens (as amended, modified or supplemented from time to time, the “A&R Revolving Note” and, together with the New Valens Note and the Amendment, collectively, the “Amended Valens Documents”), the Company hereby:

15.

represents and warrants to each Creditor Party that it has reviewed and approved the terms and provisions of the Amended Valens Documents and the documents, instruments and agreements entered into in connection therewith;

16.

acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of the Company under the Amended Valens Documents are “Obligations” under, and as defined in the Security Agreement;

17.

acknowledges, ratifies and confirms that each of the Amended Valens are “Ancillary Agreements” under, and as defined in the Security Agreement;

18.

acknowledges, ratifies and confirms that all of the terms, conditions,  representations and covenants contained in the Existing Security Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the Lien Increase Documentation;

19.

represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Security Agreement; and

20.

acknowledges, ratifies and confirms the grant by the Company to the Creditor Parties of a security interest in the assets of (including the equity interests owned by) the Company, as more specifically set forth in the Existing Security Agreements.

[signature page follows]

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

PURCHASER:		COMPANY

VALENS U.S. SPV I, LLC		STEN CORPORATION
By: Valens Capital Management, LLC its investment manager

By	/s/ Patrick Regan	By:	/s/ Kenneth W. Brimmer
Name:	Patrick Regan	Name	Kenneth W. Brimmer
Title:	Authorized Signatory	Title:	Chief Executive Officer

AGENT: LV ADMINISTRATIVE SERVICES, INC.		STEN CREDIT CORPORATION

By	/s/ Patrick Regan	By:	/s/ Kenneth W. Brimmer
Name:	Patrick Regan	Name	Kenneth W. Brimmer
Title:	Authorized Signatory	Title:	Chief Executive Officer

STENCOR INC.

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

EASY DRIVE CARS AND CREDIT CORPORATION

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

BTAC PROPERTIES, INC.

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

STEN FINANCIAL CORPORATION

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

ALLIANCE ADVANCE, INC.

By:	/s/ Kenneth W. Brimmer
Name	Kenneth W. Brimmer
Title:	Chief Executive Officer

ACKNOWLEDGED:

VALENS U.S. SPV I, LLC
By: Valens Capital Management, LLC Its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

LV ADMINISTRATIVE SERVICES, INC As Agent

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STEN CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS REGISTERED WITH THE PARENT (AS DEFINED BELOW) PURSUANT TO SECTION 24(B) OF THE SECURITY AGREEMENT (AS DEFINED BELOW).  TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 24(B) WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 24(B).

AMENDED AND RESTATED SECURED REVOLVING NOTE

FOR VALUE RECEIVED, each of STEN CORPORATION, a Minnesota corporation (the “Parent”), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), hereby, jointly and severally, promises to pay to VALENS U.S. SPV I, LLC (the “Holder”) or its registered assigns or successors in interest, the sum of Eight Million Eight Hundred Fifty Thousand Dollars ($8,850,000.00), or, if different, the aggregate principal amount of all Loans (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on August 22, 2011 (the “Maturity Date”) if not sooner indefeasibly paid in full.  This Amended and Restated Secured Revolving Note amends and restated in its entirety, and is given in substitution for and not in satisfaction of that certain promissory note in the original principal amount of $5,500,000 issued by the Company in favor of the Holder on November 23, 2007, as amended, modified or supplemented from time to time.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”) among the Companies, the Holder, each other Lender and LV Administrative Services, Inc., as administrative and collateral agent for the Lender (the “Agent” together with the Lenders, collectively, the “Creditor Parties”).

The following terms shall apply to this Secured Revolving Note (this “Note”):

CONTRACT RATE

Contract Rate.  Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus eight and one quarter percent (8.25%) (the “Contract Rate”).  The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate.  The Contract Rate shall not at any time be less than sixteen and three-quarters percent (16.75%).  Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on September 1, 2008 on the first Business Day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

Contract Rate Payments.  The Contract Rate shall be calculated on the last Business Day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

Rebate.  If within six (6) months of the date of issue of this Note, the Companies prepay in full the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement or any other Ancillary Agreement (collectively, the “Redemption Amount”) and the Security Agreement has been terminated, upon receipt in full of the Redemption Amount in good funds, the Holder will rebate to the Parent fifty percent (50%) of any fees it received from the Companies on the date of issue of this Note.

EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS

Events of Default.  The occurrence of any Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.

Default Interest.  Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

Default Payment.  Following the occurrence and during the continuance of an Event of Default, the Agent may demand repayment in full of all obligations and liabilities owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement and/or may elect, in addition to all rights and remedies of the Agent under the Security Agreement and the other Ancillary Agreements and all obligations and liabilities of each Company under the Security Agreement and the other Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment (“Default Payment”).  The Default Payment shall be one hundred thirty percent (130%) of the outstanding principal amount of this Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder, under the Security Agreement or any other Ancillary Agreement.  Subject to the last sentence of Section 18 of the Security Agreement, the Default Payment shall be due and payable immediately on the date that the Agent has demanded payment of the Default Payment pursuant to this Section 2.3.

MISCELLANEOUS

Cumulative Remedies.  The remedies under this Note shall be cumulative.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Notices.  Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Security Agreement.

Amendment Provision.  The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

Assignability.  This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement.  No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

Cost of Collection.  In case of the occurrence of an Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

Governing Law, Jurisdiction and Waiver of Jury Trial.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT, EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER.  EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PARENT AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE PARENT’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S.  MAILS, PROPER POSTAGE PREPAID

EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

Severability.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

Security Interest.  The Agent, for the ratable benefit of the Creditor Parties, has been granted a security interest in certain assets of the Companies as more fully described in the Security Agreement and the Ancillary Agreements.

Construction; Counterparts.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.  This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Registered Obligation.  This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 24(b) of the Security Agreement.  Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Companies of this Note to the new holder or the issuance by the Companies of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with Section 24(b) of the Security Agreement.

[Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each Company has caused this Amended and Restated Secured Revolving Note to be signed in its name effective as of this 22 day of August, 2008.

STEN CORPORATION

	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer
WITNESS:

/s/ Mark F. Buckrey
Mark F. Buckrey
STEN CREDIT CORPORATION

	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer
WITNESS:

/s/ Mark F. Buckrey
Mark F. Buckrey
BTAC PROPERTIES, INC.

	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer
WITNESS:

/s/ Mark F. Buckrey
Mark F. Buckrey
STENCOR, INC.

	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer
WITNESS:

/s/ Mark F. Buckrey
Mark F. Buckrey

signature page to

secured revolving note

EASYDRIVE CARS AND CREDIT CORPORATION

	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer
WITNESS:

/s/ Mark F. Buckrey
Mark F. Buckrey
STEN FINANCIAL CORPORATION

	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer
WITNESS:

/s/ Mark F. Buckrey
Mark F. Buckrey
ALLIANCE ADVANCE, INC.

	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer
WITNESS:

/s/ Mark F. Buckrey
Mark F. Buckrey
BURGER TIME ACQUISITION CORPORATION

	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer
WITNESS:

/s/ Mark F. Buckrey
Mark F. Buckrey
STEN ACQUISITION CORPORATION

	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer
WITNESS:

/s/ Mark F. Buckrey
Mark F. Buckrey

signature page to

secured revolving note

EXHIBIT A

OTHER COMPANIES

Stencor, Inc.

STEN Financial Corporation

BTAC Properties, Inc.

STEN Credit Corporation

Easy Drive Cars and Credit Corporation

Alliance Advance, Inc.

EXHIBIT 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

THIS NOTE IS REGISTERED WITH THE AGENT PURSUANT TO SECTION 24(B) OF THE SECURITY AGREEMENT (AS DEFINED BELOW).  TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 24(B) WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 24(B).

SECURED TERM NOTE

FOR VALUE RECEIVED, each of STEN CORPORATION, a Minnesota corporation (the “Parent”), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), hereby, jointly and severally, promises to pay to VALENS U.S. SPV I, LLC (the “Holder”) or its registered assigns or successors in interest, the sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with any accrued and unpaid interest hereon, on August 22, 2013 (the “Maturity Date”) if not sooner indefeasibly paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Security Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”) among the Companies, the Holder, each other Lender and LV Administrative Services, Inc., as administrative and collateral agent for the Lenders (the “Agent” together with the Lenders, collectively, the “Creditor Parties”).

The following terms shall apply to this Secured Term Note (this “Note”):

ARTICLE I

AMORTIZATION

1.1   Principle Payments.  Subject to Article III below, two (2) amortizing payments of the Principal Amount shall be made, jointly and severally, by the Companies on (i) August 22, 2012, in the amount of $600,000, and (ii) August 22, 2013, in the amount of $900,000.  Any outstanding Principal Amount together with any and all other unpaid amounts which are then owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement shall be due and payable on the Maturity Date.

1.2 Optional Redemption in Cash.  The Companies may prepay this Note at any time, in whole or in part, without penalty or premium.  If within thirty six (36) months of the date of issue of this Note, the Companies prepay in full the Principal Amount outstanding at such time together with any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement or any other Ancillary Agreement (collectively, the “Redemption Amount”), upon receipt in full of the Redemption Amount in good funds, the Holder will rebate to Companies $500,000.  The Companies shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be ten (10) business days after the date of the Notice of Redemption (the “Redemption Period”).  On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder.  In the event the Companies fail to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.  In the event that the Redemption Amount is paid to the Holder within six (6) months of the date of issue of this Note, upon receipt in full of the Redemption Amount in good funds, the Holder will rebate to Companies fifty percent (50%) of any fees it received from the Companies on the date of issue of this Note.

ARTICLE II
EVENTS OF DEFAULT

2.1

Events of Default.  The occurrence of any Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.

2.2

Default Interest.  Following the occurrence and during the continuance of an Event of Default, each Company shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note, the Security Agreement and each other Ancillary Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

2.3

Default Payment.  Following the occurrence and during the continuance of an Event of Default, the Agent may demand repayment in full of all obligations and liabilities owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement and/or may elect, in addition to all rights and remedies of the Agent under the Security Agreement and the other Ancillary Agreements and all obligations and liabilities of each Company under the Security Agreement and the other Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment (“Default Payment”).  The Default Payment shall be one hundred thirty percent (130%) of the outstanding principal amount of this Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.  Subject to the last sentence of Section 18 of the Security Agreement, the Default Payment shall be due and payable immediately on the date that the Agent has demanded payment of the Default Payment pursuant to this Section 2.3.

ARTICLE III
MISCELLANEOUS

3.1

Cumulative Remedies.  The remedies under this Note shall be cumulative.

3.2

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.3

Notices.  Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Security Agreement.

3.4

Amendment Provision.  The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

3.5

Assignability.  This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement.  No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

3.6

Cost of Collection.  In case of the occurrence of an Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

3.7

Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)

EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER AND/OR ANY OTHER CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER AND/OR ANY OTHER CREDITOR PARTY.  EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PARENT AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE PARENT’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S.  MAILS, PROPER POSTAGE PREPAID.

(c)

EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE ONE HAND, AND ANY COMPANY, ON THE OTHER HAND, ON THE ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

3.8

Severability.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

3.9

Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

3.10

Security Interest.  The Agent, for the ratable benefit of the Creditor Parties, has been granted a security interest in certain assets of the Companies as more fully described in the Security Agreement and the other Ancillary Agreements.

3.11

Construction; Counterparts.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.  This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

3.12

Registered Obligation.  This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 24(b) of the Security Agreement.  Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Companies of this Note to the new holder or the issuance by the Companies of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with Section 24(b) of the Security Agreement.

[Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each Company has caused this Secured Term Note to be signed in its name effective as of this 22nd day of August, 2008.

STEN CORPORATION
	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer

WITNESS: /s/ Mark F. Buckrey
Mark F. Buckrey
STEN CREDIT CORPORATION
	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer

WITNESS: /s/ Mark F. Buckrey
Mark F. Buckrey
BTAC PROPERTIES, INC.
	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer

WITNESS: /s/ Mark F. Buckrey
Mark F. Buckrey
STENCOR, INC.
	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer

WITNESS: /s/ Mark F. Buckrey
Mark F. Buckrey

 SIGNATURE PAGE TO

 SECURED REVOLVING NOTE

EASYDRIVE CARS AND CREDIT CORPORATION
	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer

WITNESS: /s/ Mark F. Buckrey
Mark F. Buckrey
STEN FINANCIAL CORPORATION
	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer

WITNESS: /s/ Mark F. Buckrey
Mark F. Buckrey
ALLIANCE ADVANCE, INC.
	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer

WITNESS: /s/ Mark F. Buckrey
Mark F. Buckrey
BURGER TIME ACQUISITION CORPORATION
	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer

WITNESS: /s/ Mark F. Buckrey
Mark F. Buckrey

SIGNATURE PAGE TO

SECURED CONVERTIBLE TERM NOTE

STEN ACQUISITION CORPORATION
	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer

WITNESS: /s/ Mark F. Buckrey
Mark F. Buckrey

EXHIBIT A

OTHER COMPANIES

Stencor, Inc.

STEN Financial Corporation

BTAC Properties, Inc.

STEN Credit Corporation

EasyDrive Cars and Credit Corporation

Alliance Advance, Inc.

EXHIBIT 10.4

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Right to Purchase up to 45,000 Shares of Common Stock of
STEN CORPORATION
(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 109

Issue Date: August 22, 2008

STEN CORPORATION, a corporation organized under the laws of the State of Minnesota (the “Company”), hereby certifies that, for value received, VALENS U.S. SPV I, LLC, or permitted transferees or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business August 22, 2013 (the “Expiration Date”), up to 45,000 fully paid and non-assessable shares of Common Stock (as hereinafter defined), $0.01 par value per share, at the applicable Exercise Price per share (as defined below).  The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)

“Common Stock” means (i) the Company’s Common Stock, par value $0.01 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b)

“Company” means STEN Corporation and any person or entity which shall succeed, or assume the obligations of, STEN Corporation hereunder.

(c)

“Exercise Price” means a price of $0.01 per share.

(d)

“Other Securities” means any stock (other than Common Stock), including, but not limited to, the Closing Shares (as defined in the Security Agreement) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(e)

“Security Agreement” means the Security Agreement dated as of the date hereof among the Company, various Subsidiaries of the Company party thereto, the Holder, the other Lenders (as defined therein) from time to time party thereto and LV Administrative Services, Inc., as administrative and collateral agent for the Lenders, as amended, modified, restated and/or supplemented from time to time.

1.

Exercise of Warrant.

1.1

Number of Shares Issuable upon Exercise.  From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon proper exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) and payment of the Exercise Price (either in cash or securities or on a cashless basis) therefor, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2

Fair Market Value.  For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)

If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or Capital Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b)

If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD Over the Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c)

Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d)

If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of this Warrant are outstanding at the Determination Date.

1.3

Company Acknowledgment.  The Company will, at the time of the exercise of this Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant.  If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

1.4

Trustee for Warrant Holders.  In the event that a bank or trust company shall have been appointed as trustee for the Holder pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

1.5

Limitation on Sale of Common Stock.  Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to sell any shares of Common Stock underlying this Warrant, in whole or in part, prior to September 1, 2009 (the “Lock-up Period”).  Notwithstanding the foregoing, the Lock-up Period shall become null and void without any notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement).

2.

Procedure for Exercise.

2.1

Delivery of Stock Certificates, Etc., on Exercise.  The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which the Exercise Notice is received, this Warrant shall have been surrendered and payment made for such shares in accordance herewith.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2

Exercise.

(e)

Payment may be made either (i) in cash by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of shares of Common Stock and/or Common Stock issuable upon exercise of this Warrant in accordance with the formula set forth in subsection (b) below, or (iii) by a combination of any of the foregoing methods, for the number of shares of Common Stock specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(f)

Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =

Y(A-B)

    A

Where X =

the number of shares of Common Stock to be issued to the Holder

Y =

the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =

the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =

the Exercise Price per share (as adjusted to the date of such calculation)

3.

Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1

Reorganization, Consolidation, Merger, Etc.  If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another person (other than a merger or consolidation of the Company in which the Company is the continuing entity and which does not result in any reorganization or reclassification of its outstanding Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another person, then, as a condition precedent to any such reorganization, reclassification, consolidation, merger, sale or conveyance, the Holder will be entitled to receive upon surrender of this Warrant to the Company (x) to the extent there are cash proceeds distributed to holders of Common Stock following the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, in exchange for such Warrant, cash in an amount equal to the cash proceeds that would have been payable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, less the aggregate Exercise Price payable upon exercise of this Warrant, and (y) to the extent that the Holder would be entitled to receive Common stock (or Other Securities) (in addition to or in lieu of cash in connection with any such reorganization, reclassification, consolidation, merger, sale or conveyance), the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding Common Stock (or Other Securities) of the Company with respect to their Common Stock (or Other Securities) upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as would have been deliverable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance less an amount of such securities having a value equal to the aggregate Exercise Price payable upon exercise of this Warrant.

3.2

Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder (the “Trustee”).

3.3

Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer in which cash proceeds (and any dissolution following any transfer) referred to in this Section 3 are distributed, either (i) in the event that this Warrant continues in full force and effect, the terms of this Warrant shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4 or (ii) in the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder under Section 3.1 or the Trustee as contemplated by Section 3.2.

4.

Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect.  The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4.  The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section I, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4).  Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock.

5.

Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant.  The Company will forthwith mail a copy of each such certificate to the Holder and any warrant agent of the Company (appointed pursuant to Section II hereof).

6.

Reservation of Stock, Etc., Issuable on Exercise of Warrant.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

7.

Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part.  On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel (at the Company’s expense) that provides that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of this Warrant so surrendered by the Transferor.

8.

Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.

Intentionally Omitted.

10.

Maximum Exercise.  Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (I) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock).  As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended.  For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence.  For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date.  The limitations set forth herein (x) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement) and (y) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company; provided, however, that, such written notice of waiver shall only be effective to the extent that no indebtedness (including principal, interest, fees and charges) of the Company to the Holder or any of its Affiliates is outstanding.  Notwithstanding the foregoing, at no time shall the Company be obligated to issue any shares of Common Stock pursuant to the terms of this Warrant, the Security Agreement, any Ancillary Agreement (as defined in the Security Agreement) or any other applicable agreement if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of this Warrant, the Security Agreement, any Ancillary Agreement or any other applicable agreement without violating the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules or regulations of the Principal Market for issuances of Common Stock in excess of such amount.

11.

Warrant Agent.  The Company may, by written notice to the Holder of this Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12.

Transfer on the Company’s Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.

Rights of Shareholders.  The Holder shall not be entitled to vote or receive dividends or be deemed the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable upon exercise of this Warrant for any purpose (the “Warrant Shares”), nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the earlier to occur of (x) the date of actual delivery to Holder (or its designee) of the Warrant Shares issuable upon the exercise hereof or (y) the fifth business day following the date such Warrant Shares first become deliverable to Holder, as provided herein.

14.

Notices, Etc.  All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder from time to time.

15.

Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK.  The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.  The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

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SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

WITNESS:	STEN CORPORATION
/s/ Mark F. Buckrey	By:	/s/ Kenneth W. Brimmer
Mark F. Buckrey		Name: Kenneth W. Brimmer Title: Chief Executive Officer

SIGNATURE PAGE TO

COMMON STOCK PURCHASE WARRANT

EXHIBIT A

FORM OF SUBSCRIPTION

(To Be Signed Only On Exercise Of Warrant)

To:

STEN Corporation

10275 Wayzata Blvd., Ste. 310

Minnetonka, MN 55305

Attention:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____) (the “Warrant”), hereby irrevocably elects to purchase (check applicable box):

______ shares of the common stock covered by the Warrant; or

the maximum number of shares of common stock covered by the Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in the Warrant, which is $ ________.  Such payment takes the form of (check applicable box or boxes):

$ _________ in lawful money of the United States; and/or

the cancellation of such portion of the Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________________________ whose address is _______________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of STEN Corporation (the “Company”) into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of the Company with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

SIGNED IN THE PRESENCE OF:

(Name)

ACCEPTED AND AGREED: [TRANSFEREE]
(Name)